Exhibit 4.3

ILS

STOCKHOLDERS’ AGREEMENT

BioHorizons, Inc.

(formerly known as

HEALTHPOINTCAPITAL Dental Holdings, Inc.)

THIS STOCKHOLDERS’ AGREEMENT, originally dated as of April 15, 2008 (this “Agreement”), is by and among BioHorizons, Inc. (formerly known as HealthpointCapital Dental Holdings, Inc.), a Delaware corporation (the “Company”), HealthpointCapital Partners, LP and HealthpointCapital Partners II, LP (collectively, the “Fund”), and the investors listed on Schedule I attached hereto (collectively, the “ILS Investors”).  The Fund and the ILS Investors are collectively referred to herein as the “Investors”).

RECITALS

WHEREAS, the Investors are beneficial owners of the capital stock of the Company; and

WHEREAS, the Investors desire to enter into this Agreement to regulate their relationships with regard to the Company and to regulate their relationships among themselves as stockholders of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Definitions.

1.01.        Certain Definitions.

(a)           As used herein, the following capitalized terms shall have the following meanings:

“Affiliate” means (i) any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party, or (ii) the spouse or child of a party, or a trust of which a party is a trustee or beneficiary, or a limited partnership or similar entity owned solely by members of the immediate family of a party or trusts established by or for the benefit of such party or members of the immediately family of such party.  For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership or a manager of any limited liability company, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

“Board” means the board of directors of the Company.

“Bring-Along Sale” has the meaning ascribed to such term in Section 4.03.

“Common Stock” means, collectively, the Common Stock and the Rolling Common Stock, each par value $0.0001 per share, of the Company.

“Company Indemnified Party” has the meaning ascribed to such term in Section 5.05(b).

“Cutback Registration” means any Piggyback Registration to be effected as a Public Offering in which the managing underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of shares of capital stock requested to be included in such registration (including shares of capital stock of the Company which are not Registrable Securities) exceeds the number that can be sold in such offering without a material reduction in the selling price anticipated to be received for the shares of capital stock to be sold in such Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time or from time to time.

“Fund Shares” means any and all shares of Common Stock and Preferred Stock held by the Fund or their Permitted Transferees.

“Holder” means any owner (beneficial or of record) of any Restricted Securities.

“Holder Indemnified Party” has the meaning ascribed to such term in Section 5.05(a).

“ILS Shares” means any and all shares of Common Stock held by the ILS Investors or their Permitted Transferees.

“Indemnified Party” means any Company Indemnified Party or Holder Indemnified Party, as the case may be, that is entitled to indemnity pursuant to Section 5.05.

“Indemnifying Party” means a party that is obligated to provide indemnification pursuant to Section 5.05.

“Joinder Agreement” has the meaning ascribed to such term in Section 4.01(c).

“Losses” has the meaning ascribed to such term in Section 5.05(a).

“Permitted Transferee” has the meaning ascribed to such term in Section 4.01(c).

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust or unincorporated organization, business entity or government (or any agency, instrumentality or political subdivision thereof).

“Piggyback Registration” means any registration of shares of capital stock of the Company under the Securities Act, whether for sale for the account of the Company or for the account of any holder of shares of capital stock of the Company (other than Registrable Securities), provided, however, that the registration with respect to the Company’s initial public offering of capital stock (the “IPO”) shall not be a Piggyback Registration.

“Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of the Company.

“Proportionate Share” has the meaning ascribed to such term in Section 4.02(b).

“Proposed Purchaser” has the meaning ascribed to such term in Section 4.02(b).

“Public Offering” means an underwritten public offering of shares of Common Stock.

“Registrable Securities” means any shares of Common Stock from time to time held by a Holder or issuable to a Holder upon the exercise or conversion of any security. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing, fees of the National Association of Securities Dealers, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel and single firm of accountants retained by any Holder, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions or transfer taxes, if any, in respect of Registrable Securities, which shall be payable by any Holder; provided, however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of the Company’s personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

“Restricted Securities” means any shares of Common Stock or Preferred Stock.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

“Shares” means shares of Common Stock and Preferred Stock.

“Tag-Along Purchase Offer” has the meaning ascribed to such term in Section 4.02(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 4.02(b).

(b)           References herein to the Common Stock outstanding “on a fully diluted basis” at any time means, without duplication, the number of shares of Common Stock then issued and outstanding, assuming full conversion, exercise and exchange of all securities of any type that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock.

(c)           References to “include” and “including” shall be construed as if followed by the phrase “, without being limited to,”.

1.02.        General Principles of Construction.  Unless otherwise specified herein, (a) “Section” shall refer to a section or subsection of this Agreement, as the context shall require, (b)

“herein”, “hereunder”, “hereby”, “hereof’ and words of similar import shall refer to this Agreement and any schedules and exhibits hereto taken as a whole, and not just to the specific section in which such term appears, (c) terms defined in the singular have the appropriate correlative meaning when used in the plural and vice versa, and (d) references to any gender shall include the others.

SECTION 2.  Corporate Governance.

2.01.        Number and Identity of Directors.

(a)           The number of directors of the Company shall initially be one (1). Such number may be increased or decreased, at any time, by the Board.

(b)           Each Holder agrees that all directors of the Company shall be persons nominated, from time to time, by the Holders of a majority of outstanding Fund Shares, subject to any contractual obligations to nominate particular individuals as directors of the Company.

2.02.        Further Assurances.  Each Holder agrees to vote, in person or by proxy, all of the Shares owned by such Holder, at any annual or special meeting of the stockholders of the Company called for the purpose of voting on the election of directors, or by consensual action of stockholders of the Company without a meeting with respect to the election of directors, in favor of the election of the directors nominated in accordance with this Section 2.  Each Holder shall vote the Shares owned by such Holder and shall take all other actions necessary to ensure that the Certificate of Incorporation and By-laws of the Company do not at any time conflict with the provisions of this Agreement.

SECTION 3.  Certificate of Incorporation.  The parties hereto acknowledge and agree that in connection with the execution of this Agreement, the Certificate of Incorporation shall be restated to read in its entirety as set forth in Exhibit A hereto.

SECTION 4.  Transfers of Restricted Securities.

4.01.        Restrictions on Transfers; Permitted Transferees

(a)           Each Holder, severally and not jointly, agrees and acknowledges that such Holder will not, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise transfer any Restricted Securities or solicit any offers to purchase or otherwise acquire or make a pledge of any Restricted Securities, except (i) in the case of (A) a sale of Restricted Securities pursuant to an effective registration statement under the Securities Act, (B) a Tag-Along Sale or (C) a Bring-Along Sale, in each case otherwise in accordance with this Agreement, or (ii) pursuant to the terms and conditions of that certain Put Option Agreement of even date herewith by and between the Company and the Holders.

(b)           Except as specifically contemplated hereby, no Holder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Restricted Securities, nor shall any Holder enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Restricted Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Holders of Restricted Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting of Restricted Securities, nor shall any Holder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Restricted Securities in any manner which is inconsistent with the provisions of this Agreement.

(c)           None of the restrictions contained in this Agreement with respect to transfers of Restricted Securities shall apply with respect to any transfer or assignment by a Holder to an Affiliate of such Holder, provided such Holder obtains the prior written consent of the Company to such transfer or assignment (which consent shall not be unreasonably withheld), and provided further that such transferee or assignee (a “Permitted Transferee”) shall have executed and delivered to the Company, as a condition precedent to any acquisition of Restricted Securities, a Joinder Agreement substantially in the form of Exhibit  B hereto (a “Joinder Agreement”) confirming that such Permitted Transferee takes such Restricted Securities subject to all the terms and conditions of this Agreement and agrees to be bound by the terms thereof. The Company shall not transfer upon its books any Restricted Securities to any Person except in accordance with this Agreement.  For purposes hereof, the Permitted Transferees of a Holder shall include the Permitted Transferees of such Holder’s Permitted Transferees.

4.02.        Tag-Along Right.

(a)           If any Holder, or group of Holders, of Fund Shares proposes in a single transaction or a series of related transactions to sell, dispose of or otherwise transfer (except a transfer pursuant to Section 4.01(c) or Rule 144) any Restricted Securities then outstanding (on a fully diluted basis), such Holder or group of Holders shall refrain from effecting such transaction unless, prior to the consummation thereof, the other Holders shall have been afforded the opportunity to join in such transfer as provided in Section 4.02(b).

(b)           Prior to the consummation of any transaction subject to the terms of this Section 4.02, the Person or group of Persons (the “Proposed Purchaser”) that proposes to acquire Restricted Securities in a transaction subject to Section 4.02(a) (the “Tag-Along Sale”) shall offer (the “Tag-Along Purchase Offer”) in writing to the other Holders the right to sell out of the total number of Restricted Securities proposed to be acquired in the Tag-Along Sale the same proportion (a “Proportionate Share”) of the number of Restricted Securities to be sold as the total number of Restricted Securities owned by the other Holders bears to the total number of Restricted Securities held on such date by the other Holders and the selling Holder or group of Holders, at the same price and on the same terms and conditions as the Proposed Purchaser has offered to such original selling Holder or group of Holders. Such offer shall contain all material information regarding the Tag-Along Purchase Offer.  Each other Holder shall have thirty (30) days from the receipt of the Tag-Along Purchase Offer in which to accept the Tag-Along Purchase Offer. In the event that a transfer subject to Section 4.02(a) is to be made to a Person other than a Holder, the original selling Holder shall notify the Proposed Purchaser that the transfer is subject to Section 4.02(a) and shall ensure that no transfer is consummated without the Proposed Purchaser’s first complying with this Section 4.02(b).  It shall be the responsibility of each Holder to determine whether any transaction to which it is a party is subject to Section 4.02(a).

4.03.        Bring-Along Right.  From and after the date sixty (60) days after the date hereof, if the Fund or Permitted Transferees holding (in the aggregate with the Fund) a majority of the Fund Shares (collectively, the “Bring-Along Holders”) proposes to make a bona fide sale, whether by merger, consolidation, share exchange, or otherwise, (a “Bring-Along Sale”) of any Restricted Securities held by the Bring-Along Holder(s) to a third party that is not, and following such sale will not be, an Affiliate of the Fund, and such sale is at a price that, in such the Bring-Along Holder’s(s’) reasonable judgment, is a fair market value price, then the Bring-Along Holder(s) shall have the right, exercisable upon thirty (30) days’ prior written notice to the each of other Holders, to require each of such other Holders to sell such Holder’s Proportionate Share of Restricted Securities to such third party on the same terms as the Holder of Fund Shares and to refrain from exercising any appraisal or dissenter’s rights with respect to such Bring-Along Sale.

4.04.        Legend on Certificates.  Each outstanding certificate representing Restricted Securities shall bear endorsements reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS THEN IN EFFECT), AND IN RELIANCE UPON THE HOLDER’S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE.  NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF HEALTHPOINTCAPITAL DENTAL HOLDINGS, INC. (THE “COMPANY”) UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY (WHICH MAY BE WAIVED BY THE COMPANY), THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED) OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL 15, 2008, AMONG THE COMPANY AND THE HOLDERS SIGNATORY THERETO.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SAID AGREEMENT.

VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL 15, 2008, AMONG THE COMPANY AND THE HOLDERS SIGNATORY THERETO.

SECTION 5.  Piggyback Registrations

5.01.        Right to Include Registrable Securities.  Notwithstanding any limitation contained in Section 4, if the Company at any time after the IPO proposes to effect a Piggyback Registration, it will each such time give prompt written notice to the Holders of its intention to do so, including a description of the intended method of disposition of the shares of capital stock.  Upon the written request of any Holder, the Company shall use commercially reasonable efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register, subject, however, to Section 5.03.  Notwithstanding the foregoing, a Holder shall not have a right to effect a Piggyback Registration if such Holder’s Registrable Securities are immediately distributable pursuant to Rule 144 or another exemption under the Securities Act.

5.02.        Registration Expenses.  The Company shall pay all Registration Expenses incurred in connection with each Piggyback Registration.

5.03.        Priority in Cutback Registrations.  If a Piggyback Registration becomes a Cutback Registration, the Company shall include in such registration, to the extent of the amount of the Shares which the managing underwriter advises the Company can be sold in such offering, first, the Shares proposed by the Company to be sold for its own account, second, Registrable Securities requested to be included in the registration by Holders, pro rata on the basis of the total number of Registrable Securities held by such Holders and third, any Shares requested to be included in the registration by holders of Shares that are not Registrable Securities, pro rata on the basis of the total number of such Shares held by holders thereof.  Any Shares so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

5.04.        Underwritten Piggyback Offerings.  If the Company at any time proposes to register any of its Shares in a Piggyback Registration and such Shares are to be distributed by or through one or more underwriters, the Company shall, subject to the provisions of Section 5.03, use commercially reasonable efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by any Holder among the Shares to be distributed by such underwriters. Such Holder shall be a party to the underwriting agreement between the Company and such underwriter or underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such Holder.  No Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the managing underwriter.

5.05.        Cross-Indemnifications.

(a)           Indemnification by the Company.  The Company shall, to the full extent permitted by law, indemnify and hold harmless each Holder and its Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents (each, a “Holder Indemnified Party”), against any losses, claims, damages, expenses or liabilities, joint or several (collectively, “Losses”), to which such Holder Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement of the Company, any preliminary prospectus of the Company, final prospectus of the Company or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company shall reimburse each Holder Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided, however, that the Company shall not be liable to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in the preparation thereof.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any

Holder or any such Holder Indemnified Party, and shall survive the transfer of Shares by a Holder.  The Company shall also indemnify each other Person that participates (including as an underwriter) in the offering or sale of Registrable Securities, and such Person’s Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents, to the same extent as provided above with respect to each Holder.

(b)           Indemnification by the Holders.  Each Holder shall, to the full extent permitted by law, indemnify and hold harmless the Company and its Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents (each, a “Company Indemnified Party”) against any Losses to which the Company or any such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement of the Company, any preliminary prospectus of the Company, final prospectus of the Company or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Company Indemnified Party and shall survive the transfer of such shares by such seller.  Such Holder shall also indemnify each other Person that participates (including as an underwriter) in the offering or sale of Registrable Securities, and such Person’s Affiliates, and their respective managing directors, officers, directors, managers, officers, employees and agents, to the same extent as provided above with respect to the Company.

(c)           Notices of Claims. Etc.  Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 5.05(a) or 5.05(b), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such Sections, give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the Section 5.05(a) or 5.05(b), except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and consent by such Indemnified Party to counsel proposed by such Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

(d)           Contribution.  If the indemnity and reimbursement obligation provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.05(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5.05(d).  The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 5.05(d) shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this Section 5.04(d).  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification.  Indemnification similar to that specified in this Section 5.05 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of shares of capital stock under any federal or state law or regulation of any governmental authority other than the Securities Act.  The provisions of this Section 5.05 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

(f)            Indemnification Payments.  The indemnification required by this Section 5.05 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

SECTION 6.  Access and Information

6.01.        Information and Access.

(a)           Each Holder of outstanding Restricted Securities shall have the rights set forth in this Section 6.01(a).  The Company shall furnish to each such Holder the following:

(i)            Within ninety (90) days after the end of each fiscal year, an overview of the Company’s financial condition and results of operations as at the end of the fiscal year, which shall include:

(1)           a balance sheet of the Company;

(2)           a statement of operations;

(3)           a statement of cash flows;

(4)           a statement of changes in stockholders’ equity;

(5)           a statement of the Company’s assets; and

(6)           any other information the Company, after consultation with any Holder requesting the same, deems necessary or appropriate.

(ii)           Within forty-five (45) days after the end of each of the first three fiscal quarters of each year, a report of the Company setting forth an overview of the Company’s financial conditions and results of operations as at the end of the fiscal quarter, which shall include the information described in clauses (1) through (6) above.

(b)           Each Holder who owns in excess of 10% of the outstanding Restricted Securities shall have the rights set forth in this Section 6.01(b). The Company shall furnish to each such Holder the following:

The Company shall (i) afford each such Holder or its authorized agents access, at reasonable times, upon reasonable prior notice, to inspect the books and records (including the stock books and records) of the Company and to discuss with senior management of the Company the business and affairs of the Company, and (ii) provide each such Holder or its authorized agents with additional information on the financial condition, operations and business of the Company as such Holder shall reasonably request.

SECTION 7.  Miscellaneous.

7.01.        Remedies.  The parties to this Agreement acknowledge and agree that the covenants and agreements of the Company and the Holders set forth in this Agreement may be enforced in equity by a decree requiring specific performance or injunctive relief. Such remedies shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

7.02.        Complete Agreement.  This Agreement represents the complete agreement among the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings (oral or written) between the parties with respect to such matters.

7.03.        Amendments.  Any provision of this Agreement may be amended or waived only in writing and shall require the written consent of the holders of a majority of each of (i) the Fund Shares then outstanding and (ii) the ILS Shares then outstanding.  In the event that any Holder or the Company shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulation, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Holders and the Company shall use commercially reasonable efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

7.04.        Captions.  Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

7.05.        Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

7.06.        No Waiver.  No failure on the part of any party hereunder to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.07.        Notices.

(a)                                  All notices under this Agreement must be in writing and may be given by personal delivery, telex, telegram, private courier service or registered or certified mail, postage prepaid and return receipt requested.

(b)           A notice is deemed to have been given:

(i)                                     by personal delivery, facsimile or private courier service, as of the day of delivery of the notice to the addressee; and

(ii)                                  by mail, as of the date of receipt or refusal by the addressee.

(c)           Notices must be sent to:

(i)                                     if to the Company, to:

BioHorizons, Inc.

2300 Riverchase Center

Birmingham, AL 35244

Telecopier: (205) 870-0304

Attention: R. Steven Boggan, President & CEO

with a copy to:

HealthpointCapital Partners II, L.P.

505 Park Avenue, 12th Floor

New York, New York 10022

Attention: John H. Foster, Managing Director

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, New York 10017

Attention: James M. McKnight, Esq.

or such other address or addresses as to which the Holders have been given notice in accordance with this Section 7.07; and

(ii)                                  if to the Holders, to the addresses listed on the books of the Company or such other addresses as to which the Company has been given notice in accordance with this Section 7.07.

7.08.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, legal representatives, heirs and administrators; provided, however, that neither this Agreement nor any rights or duties hereunder may be assigned by any of the parties hereto except in accordance with the express terms and conditions of this Agreement.

7.09.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

7.10.        JURISDICTION.

(a)           ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED IN CONNECTION HEREWITH MAY BE INSTITUTED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS GENERALLY (BUT NON-EXCLUSIVELY) TO THE JURISDICTION OF EACH SUCH COURT OF ANY SUIT, ACTION OR PROCEEDING.  EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY ANY OTHER PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES SPECIFIED PURSUANT TO SECTION 7.07.

(b)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ENFORCEMENT OF THIS AGREEMENT BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11.        Termination; Survival.  This Agreement shall terminate, as between any Holder and the other parties hereto, upon disposition of all Restricted Securities held by such Holder pursuant to Section 4 or upon a Public Offering (except that the registration rights granted under Section 5 shall survive a Public Offering).  The representations, warranties, covenants and agreements of any Holder contained in Section 5.05(b), and of the Company contained in Section 5.05(a), shall survive any such termination.

7.12.        Counterparts.  This Agreement may be executed with counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

(Continued on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed, or cause to be executed by their duly authorized officers, this Agreement as of the date first above written.

BIOHORIZONS, INC.

By:	/s/ John H. Foster
Name:John H. Foster
Title: Chairman

HEALTHPOINTCAPITAL PARTNERS II, LP

By:	HGP II, LLC, its general partner

	By:	/s/ John H. Foster
Name: John H. Foster
Title: Managing Member

HEALTHPOINTCAPITAL PARTNERS, LP

By:	HGP, LLC, its general partner

	By:	/s/ John H. Foster
Name: John H. Foster
Title: Managing Member

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Michael Abrams

[PRINT NAME ABOVE]
By:
/s/ Michael Abrams
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Yakov S. Eisenberger

[PRINT NAME ABOVE]
By:
/s/ Yakov S. Eisenberger
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Murray Friedman

[PRINT NAME ABOVE]
By:
/s/ Murray Friedman
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Elliot Ganz

[PRINT NAME ABOVE]
By:
/s/ Elliot Ganz
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Jacob Z. Ganz

[PRINT NAME ABOVE]
By:
/s/ Jacob Z. Ganz
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Ari J. Glazer

[PRINT NAME ABOVE]
By:
/s/ Ari J. Glazer
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity: L. Gordon 401(k) Profit Sharing Plan		Name:

[PRINT NAME ABOVE]
By:	/s/ Laurence Gordon

Name: Laurence Gordon
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Ari Greenspan

[PRINT NAME ABOVE]
By:
/s/ Ari Greenspan
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Robert M. Hersh

[PRINT NAME ABOVE]
By:
/s/ Robert M. Hersh
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Paul Hilbert

[PRINT NAME ABOVE]
By:
/s/ Paul Hilbert
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Robyn Katz

[PRINT NAME ABOVE]
By:
/s/ Robyn Katz
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Ahron Kirzner

[PRINT NAME ABOVE]
By:
/s/ Ahron Kirzner
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Barbara Klein

[PRINT NAME ABOVE]
By:
/s/ Barbara Klein
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Michael Klein

[PRINT NAME ABOVE]
By:
/s/ Michael Klein
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Sidney Klein

[PRINT NAME ABOVE]
By:
/s/ Sidney Klein
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Marc Kramer

[PRINT NAME ABOVE]
By:
/s/ Marc Kramer
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Mayer Kramer

[PRINT NAME ABOVE]
By:
/s/ Mayer Kramer
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Paul Kudowitz

[PRINT NAME ABOVE]
By:
/s/ Paul Kudowitz
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name:	Henry Lazarus
Aviva Lazarus

[PRINT NAME ABOVE]
By:
/s/ Henry Lazarus
Name:	/s/ Aviva Lazarus
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Herbert Maltz

[PRINT NAME ABOVE]
By:
/s/ Herbert Maltz
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Michael L. Maltz

[PRINT NAME ABOVE]
By:
/s/ Michael L. Maltz
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Richard Manno

[PRINT NAME ABOVE]
By:
/s/ Richard Manno
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: James F. McConkey III

[PRINT NAME ABOVE]
By:
/s/ James F. McConkey III
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Steven Oken

[PRINT NAME ABOVE]
By:
/s/ Steven Oken
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Sandra Ostreicher

[PRINT NAME ABOVE]
By:
/s/ Sandra Ostreicher
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Michael Saltzman

[PRINT NAME ABOVE]
By:
/s/ Michael Saltzman
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name:	Allan Schuman
Risa Schuman
[PRINT NAME ABOVE]
By:
/s/ Allan Schuman
Name:	/s/ Risa Schuman
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Asher Taub

[PRINT NAME ABOVE]
By:
/s/ Asher Taub
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Joseph Ungar

[PRINT NAME ABOVE]
By:
/s/ Joseph Ungar
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Murray Voroba

[PRINT NAME ABOVE]
By:
/s/ Murray Voroba
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: Steven Weinstein

[PRINT NAME ABOVE]
By:
/s/ Steven Weinstein
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

investors

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name of Entity:	Name: David J. Wiseman

[PRINT NAME ABOVE]
By:
/s/ David J. Wiseman
Name:
[SIGN HERE]
Title:

[Signature page to BioHorizons, Inc. (fka HealthpointCapital Dental Holdings, Inc.) Stockholders’ Agreement]

SCHEDULE I

Names of Investors

HealthpointCapital Partners, LP

HealthpointCapital Partners II, LP

Michael Abrams

Yakov S. Eisenberger

Murray Friedman

Elliot Ganz

Jacob Z. Ganz

Ari J. Glazer

L. Gordon 401(k) Profit Sharing Plan

Ari Greenspan

Robert M. Hersh

Paul Hilbert

Robyn Katz

Ahron Kirzner

Barbara Klein

Michael Klein

Sidney Klein

Marc Kramer

Mayer Kramer

Paul Kudowitz

Henry Lazarus

Herbert Maltz

Michael L. Maltz

Richard Manno

James F. McConkey III

Steven Oken

Sandra Ostreicher

Michael Saltzman

Allan Schuman

Asher Taub

Joseph Ungar

Murray Voroba

Steven Weinstein

David Wiseman

EXHIBIT A

Certificate of Incorporation

FORM OF RESTATED

CERTIFICATE OF INCORPORATION

OF

BIOHORIZONS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

BioHorizons, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                     The name of the corporation is BioHorizons, Inc.

2.                                     The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on May 5, 2006. The original name at the time of incorporation was BH Holdings I, Inc.

3.                                     This Amended and Restated Certificate of Incorporation restates, integrates and amends the Corporation’s Certificate of Incorporation, in order to eliminate accruing dividends thereunder.

4.                                     This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

5.                                     The text of the Corporation’s Certificate of Incorporation is hereby amended and restated to read in full as follows:

FIRST:  The name of this corporation is BioHorizons, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is: (i) 25,000,000 shares of a class of common stock, $0.0001 par value per share, of which (a) 13,400,000 shares are designated “Class A Common Stock,” (b) 8,800,000 shares are designated “Class B Common Stock”, (c) 1,400,000 shares are designated “Rolling Common Stock,” and (d) 1,400,000 are without designation; and (ii)

300,000 shares of a class of preferred stock, $0.0001 par value per share, all of which are designated “Preferred Stock.”

Except as may be otherwise required by the provisions herein establishing such class of stock, the number of authorized shares of any class of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote (or written consent in lieu thereof) of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, without a vote of the holders of any such class of capital stock voting as a separate class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. There shall be no cumulative voting.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class or series of capital stock of the Corporation. Unless otherwise indicated, references to “Sections” or “Subsections” in this ARTICLE FOURTH refer to sections and subsections of this ARTICLE FOURTH.

A.                                   COMMON STOCK

1.                                       General.  Common stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the preferred stock set forth herein.

2.                                       Dividends.  Dividends shall be payable on shares of common stock outstanding when, as and if declared by the Corporation’s Board of Directors (the “Board”).

3.                                       Liquidation; Payments to Holders of Common Stock.

(a)                                  Payments to Holders of Rolling Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and certain other events, the holders of shares of Preferred Stock and Rolling Common Stock shall be entitled to be paid amounts specified in Subsection B.3(a)(ii).

(b)                                 Payments to Holders of Class A Common Stock.  After payment of the Senior Liquidation Amount required under Section B.3, the holders of shares of Class A Common Stock and Rolling Common Stock then outstanding shall be entitled to be paid by the Corporation an amount (the “Common Preference Amount”) equal to Thirty Five Million Four Hundred Thousand Dollars ($35,400,000). In the event the assets of the Corporation have a value of less than the Common Preference Amount after payment of the Senior Liquidation Amount, holders of the shares of Class A Common Stock and Rolling Common Stock shall be paid the remaining of assets of the Corporation. Payments under this Subsection A.3(b) shall be made on the basis of the number of shares of Class A Common Stock and Rolling Common Stock owned by each stockholder.

(c)                                  Payments to Holders of Common Stock. After payment of the Common Preference Amount required under Subsection A.3(b) and the Senior Liquidation Amount required under Subsection B.3(a), the holders of shares of common stock then outstanding shall be entitled to be paid the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in this Amended and Restated Certificate of Incorporation. Payments under this Subsection A.3(c) shall be made on the basis of the number of shares of common stock owned by each stockholder.

4.                                       Mandatory Conversion Prior to an IPO or a Deemed Liquidation Event.

(a)                                  Immediately prior to the closing of an initial public offering of the common stock of the Corporation (an “IPO”) or a Deemed Liquidation Event (as defined in Subsection B.3(b)(i) (the “Mandatory Conversion Date”), but following any payment of the Redemption Price or Common Preference Amount pursuant to Subsection B.3(b)(iii) or B.(b)(iv) or any Forced Conversion pursuant to Subsection 3(b)(v), (i) each share of Class A Common Stock and Class B Common Stock shall automatically be converted into one share of common stock, and (ii) each share of Rolling Common Stock shall automatically be converted into one share of common stock and 0.0119420722744719 shares of Preferred Stock, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. The shares of common stock into which the shares of Class A Common Stock, Class B Common Stock and Rolling Common Stock convert pursuant to this Subsection A.4(a) are collectively referred to herein as the “Converted Common Stock”.

(b)                                 Prior written notice of the conversion pursuant to Subsection A.4(a) shall be mailed, postage prepaid, to each holder of record of outstanding shares of Class A Common Stock, Class B Common Stock and Rolling Common Stock, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law.

(c)                                  On the Mandatory Conversion Date, all outstanding shares of Converted Common Stock shall be deemed to have been converted into shares of common stock, which shall be deemed to be outstanding of record, and all rights with respect to the Converted Common Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of common stock), will terminate, except only the rights of the holders thereof to receive payment of any declared but unpaid dividends thereon.

5.                                       Voting.  Unless otherwise required by law, all shares of common stock (including Class A Common Stock, Class B Common Stock and Rolling Common Stock) shall be non-voting.

B.                                     PREFERRED STOCK AND PREFERRED PAYMENTS TO ROLLING COMMON STOCK

1.                                       Issuance and Reissuance.  Preferred stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.

2.                                       Dividends.  Dividends shall be payable on shares of Preferred Stock outstanding when, as and if declared by the Board.

3.                                       Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)                                  Payments to Holders of Preferred Stock and Rolling Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall pay the following amounts to the following holders of its capital stock, pari passu, out of the assets available for distribution to the Corporation’s stockholders before any payment shall be made to the holders of common stock, by reason of their ownership thereof:

(i)                                    the holders of shares of Preferred Stock then outstanding shall be entitled to an amount equal to $1,000 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the aggregate amount payable pursuant to this clause is the “Preferred Liquidation Amount”), and

(ii)                                 the holders of shares of Rolling Common Stock then outstanding shall be entitled to an amount equal to $11.9420722744719 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the aggregate amount payable pursuant to this clause is the “Rolling Common Liquidation Amount”).

The Preferred Liquidation Amount and the Rolling Common Liquidation Amount are collectively referred to herein as the “Senior Liquidation Amount.” If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets available for distribution to the Corporation’s stockholders shall be insufficient to pay the Senior Liquidation Amount, the holders of shares of Preferred Stock and Rolling Common Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable under this Subsection B.3(a) in respect of the shares held by them upon such distribution as if all amounts payable under this Subsection B.3(a) on or with respect to such shares were paid in full.

(b)                                 Redemption or Payment Upon an IPO or a Deemed Liquidation Event.

(i)                                     The following events constitute a “Deemed Liquidation Event”, unless the holders of not less than fifty-one percent (51%) of the Preferred Stock elect otherwise by written notice given to the Corporation at least ten (10) days prior to the effective date of any such event:

(A)                              a merger or consolidation in which

(I)                                   the Corporation is a constituent party, or

(II)                               a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting entity is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the ultimate parent corporation of such surviving or resulting entity (provided that, for the purpose of this Subsection B.3(b)(i)(A), all shares of capital stock issuable upon conversion of convertible securities, or any rights to receive capital stock, outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or

(B)                                the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, which shall include the grant of any license to all or substantially all of the Corporation’s intellectual property, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of the Corporation.

(ii)                                  The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection B.3(b)(i)(A) unless the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection B.3(b)(iii).

(iii)                               Upon the earlier to occur of a closing of an IPO or a Deemed Liquidation Event (the “Redemption Date”), shares of Preferred Stock shall automatically be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Preferred Liquidation Amount, together with any other dividends declared but unpaid thereon (the “Redemption Price”). If the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(iv)                              Upon the Redemption Date, after payment in full of the Redemption Price, holders of shares of Class A Common Stock and Rolling Common Stock shall be paid the

Common Preference Amount by the Corporation out of funds lawfully available therefor. If the Corporation does not have sufficient funds legally available to pay the full Common Preference Amount on the Redemption Date, the Corporation shall pay a pro rata portion of each holder’s Common Preference Amount out of funds legally available therefor, based on the respective amounts which would otherwise be payable to each such holder if the legally available funds were sufficient to pay the full Common Preference Amount, and shall pay the remaining Common Preference Amount as soon as practicable after the Corporation has funds legally available therefor.

(v)                                 Notwithstanding any contrary provision set forth in Subsection B.3(b)(iii) or B.3(b)(iv), in the event of an IPO, all or part of the Redemption Price and/or the Common Preference Amount shall be paid in shares of common stock upon the vote of not less than fifty-one percent (51%) of the outstanding shares of Preferred Stock (the “Forced Conversion”). In the event of a Forced Conversion, holders of Preferred Stock, Class A Common Stock and/or Rolling Common Stock, as the case may be, shall receive that number of shares of common stock for each share of Preferred Stock Preferred Stock, Class A Common Stock and/or Rolling Common Stock, as the case may be, subject to the Forced Conversion (the “Converted Stock”) as is determined by dividing the Redemption Price or the Common Preference Amount for each such share (determined under Subsection B.3(b)(iii) or B.3(b)(iv)) by the fair market value (determined in good faith by the Board) of such common stock. In the event of a Forced Conversion, on the Redemption Date, all outstanding shares of Converted Stock shall be deemed to have been converted into shares of common stock, which shall be deemed to be outstanding of record, and all rights with respect to the Converted Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of common stock), will terminate, except only the rights of the holders thereof to receive payment of any declared but unpaid dividends thereon.

(vi)                              Written notice of redemption or payment pursuant to Subsection B.3(b)(iii) or B.3(iv) shall be mailed, postage prepaid, to each holder of record of outstanding shares of Preferred Stock, Class A Common Stock and/or Rolling Common Stock at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, not less than twenty (20) days prior to the Redemption Date. Such notice shall state:

(A)                              the anticipated number of shares of Preferred Stock, Class A Common Stock and/or Rolling Common held by the holder that the Corporation shall redeem (or with respect to which the Corporation shall make payment) on the Redemption Date;

(B)                                the anticipated Redemption Date; and

(C)                                the anticipated Redemption Price and/or Common Preference Amount, including the amount thereof to be paid in cash pursuant to Subsection B.3(b)(iii) and, if applicable the amount thereof to be paid in common stock pursuant to Subsection B.(b)(v).

(vii)                           Automatic Surrender of Shares.  On the Redemption Date, each share of Preferred Stock to be redeemed on such date shall be deemed to have automatically been surrendered and redeemed if, on the Redemption Date, the Redemption Price payable upon redemption of such share of Preferred Stock to be redeemed on such Redemption Date is paid, delivered, tendered for payment or deposited with an independent payment agent so as to be available therefore, whether or not certificates (if any) representing such shares are surrendered to the Corporation. Upon such surrender, the Redemption Price for each such share shall be payable or deliverable to the order of the person whose name appears on the Corporation’s records as the owner thereof, and each surrendered share shall be canceled and retired.

4.                                       Voting.  Each holder of shares of Preferred Stock shall be entitled to one (1) vote for each share thereof held.

5.                                       Waiver.  Any of the rights, powers or preferences of the holders of Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least fifty-one percent (51%) of the shares of Preferred Stock then outstanding.

FIFTH:  Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Neither any amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE NINTH, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

TENTH:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this ARTICLE TENTH shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ELEVENTH:  Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH:  In the event that a member of the Board who is also a partner or employee of an entity that is a holder of preferred stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates, provided, in each case, that such director acts in good faith.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law, has been executed by its duly authorized officer this        day of              20    .

BIOHORIZONS, INC.

By:
Name:
Title:

EXHIBIT B

Form of Joinder Agreement

In consideration of issuance to him/her/it of shares of capital stock of BioHorizons, Inc. (the “Company”),                            (the “Additional Holder”) and the Company hereby agree that, as of the date written below, the Additional Holder shall become a party as a Holder to the Stockholders’ Agreement (the “Stockholders’ Agreement”) dated as of April 15, 2008 by and among the Company, HealthpointCapital Partners II, L.P., HealthpointCapital Partners, L.P. and the other investors signatory thereto.  The Additional Holder agrees to be bound by the terms and provisions of the Stockholders’ Agreement as though he/she/it were an original party thereto and were included in the definition of “Holders” as used therein.

Dated:

BIOHORIZONS, INC.

By:
Name:
Title:

Additional Holder